UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2006

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

The information provided in Item 2.03 is incorporated herein by reference in this Item 1.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2006 (the “Closing Date”), AAR CORP. (the “Company”) closed the sale of $150 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2026 (the “Notes”), which included $25 million aggregate principal amount of Notes sold to the initial purchasers pursuant to an overallotment option.  The Notes were issued on the Closing Date pursuant to an Indenture dated February 1, 2006 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).   The form of the Note and a copy of the Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively.  The following description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to Exhibits 4.1 and 4.2, which are incorporated herein by reference.

Maturity Date:  February 1, 2026.

Interest and Payment Dates:  The Notes bear interest at the rate of 1.75% per year, payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning August 1, 2006.

Conversion Rights:  See the description in Item 3.02 below, which is incorporated herein by reference.

Ranking:  The Notes will be senior, unsecured obligations of the Company and will rank equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness.  The Notes will be effectively junior to the Company’s secured indebtedness and its subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

Repurchase Rights:  Holders of the Notes have the right to require the Company to repurchase for cash all or any portion of their Notes on February 1, 2013, 2016 and 2021 at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the repurchase date.

Holders of the Notes also have the right to require the Company to repurchase for cash all or any portion of their Notes upon the occurrence of a “designated event” (defined in the Indenture to include a “change in control” or a termination of trading in the Company’s common stock) at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages, if any, to, but not including, the repurchase date.

Make Whole Premium:  If a “make whole event” (as defined in the Indenture) occurs prior to February 6, 2013, and a holder elects to convert its Notes in connection with such event, the Company is required to pay, to the extent provided in the Indenture, a make whole premium by increasing the applicable conversion rate for the Notes surrendered for conversion.

Redemption Rights:  The Company may redeem all or a portion of the Notes at any time or from time to time on or after February 6, 2013 at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and liquidated damages, if any, to, but not including the redemption date.

Events of Default:  The following are events of default with respect to the Notes:

•                  default for 30 days in payment of any interest or liquidated damages when due and payable on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

•                  default in payment of principal of the Notes at maturity, upon redemption, repurchase or following a designated event, when the same becomes due and payable, whether or not prohibited by the subordination provisions of the Indenture;

•                  default by the Company or any of its significant subsidiaries in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate amount exceeding $10.0 million and continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

•                  default in the Company’s obligations to satisfy its conversion obligation upon exercise of a holder’s conversion right, unless such default is cured within five days after written notice of default is given to the Company by the Trustee or the holder of such Note;

•                  default in the Company’s obligations to give notice to holders of their right to require the Company to repurchase Notes following the occurrence of a designated event within the time required to give such notice;

•                  default by the Company or any of its significant subsidiaries under any instrument or instruments evidencing indebtedness (other than the Notes) having an outstanding principal amount of $10.0 million (or its equivalent in any other currency or currencies) or more, that results in acceleration of the maturity of such indebtedness, unless such acceleration has been rescinded within 10 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•                  default in the Company’s performance of any other covenants or agreements contained in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; and

•                  certain events of bankruptcy, insolvency and reorganization affecting the Company or its significant subsidiaries.

If an event of default occurs and is continuing with respect to the Notes, either the Trustee or the registered holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount, plus accrued and unpaid interest and liquidating damages, if any, on the Notes to be due and payable immediately.  If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest and liquidated damages, if any, on the Notes automatically will become immediately due and payable without any action on the part of the Trustee or any holder.

Registration Rights:  On the Closing Date, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers.  A copy of the Registration Rights Agreement is filed herewith as Exhibit 4.3. The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to Exhibit 4.3, which is incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company agreed to file with the Securities and Exchange Commission within 90 after the Closing Date days and to use its reasonable best efforts to cause to become effective within 180 days after the Closing Date, a shelf registration statement with respect to the resale of the Notes and the sale of its common stock issuable upon conversion of the Notes (the “registrable securities”).  If the Company fails to comply with such obligations under the Registration Rights Agreement, the Company will be obligated to pay liquidated damages in the form of additional interest accrued on the Notes.

The Company has also agreed to use its reasonable best efforts to keep the shelf registration effective until the earliest of (1) the sale of all outstanding registrable securities registered under the shelf registration statement; (2) the expiration of the period referred to in Rule 144(k) of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Notes held by non-affiliates of AAR; and (3) two years after the effective date of the shelf registration statement.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This current report on Form 8-K does not constitute an offer to sell or a solicitation to buy the Notes.

Item 3.02                                             Unregistered Sales of Equity Securities

The information provided in Item 2.03 is incorporated herein by reference in this Item 3.02.

On the Closing Date, the Company sold $150 million aggregate principal amount of the Notes in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  The aggregate estimated offering expenses in connection with the transaction, including underwriting discounts and commissions, were approximately $5.9 million.

Holders may convert their Notes prior to the close of business on the business day before the stated maturity date, based on an initial conversion rate of 33.9789 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $29.43 per share), subject to adjustment, only under the following circumstances:

•                  during any calendar quarter beginning after March 31, 2006 (and only during such calendar quarter), if, as of the last day of the preceding calendar quarter, the closing price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 120% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter;

•                  during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Company’s common stock and the then applicable conversion rate;

•                  upon a redemption notice;

•                  if a designated event or similar change of control transaction occurs;

•                  upon specified corporate transactions; or

•                  during the ten trading day period ending at the close of business on the business day immediately preceding the stated maturity date of the Notes.

Upon conversion, the Company may, at its option, choose to deliver, in lieu of shares of its common stock, cash or a combination of cash, and shares of its common stock.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits

4.1	Form of 1.75% Convertible Senior Note due 2026.

4.2	Indenture between AAR CORP. and U.S. Bank National Association, as trustee, dated February 1, 2006.

4.3	Registration Rights Agreement between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 1, 2006.

99.1	Press release, dated February 1, 2006, announcing AAR CORP.’s completion of an aggregate principal amount of $150 million private placement of 1.75% Convertible Senior Notes due 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2006

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President-Chief Financial Officer &
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 1.75% Convertible Senior Note due 2026.

4.2	Indenture between AAR CORP. and U.S. Bank National Association, as trustee, dated February 1, 2006.

4.3	Registration Rights Agreement between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 1, 2006.

99.1	Press release, dated February 1, 2006, announcing AAR CORP.’s completion of an aggregate principal amount of $150 million private placement of 1.75% Convertible Senior Notes due 2026.